October 30, 2008

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Reports Net Income of $2.1 Million for Third Quarter 2008

LINCOLN, NE – October 30, 2008 — TierOne Corporation (NASDAQ: TONE) (“Company”), the holding company for TierOne Bank (“Bank”), reported today that the Company recorded net income of $2.1 million, or $0.13 per diluted share, for the three months ended September 30, 2008 compared to a net loss of $5.9 million, or $(0.35) per diluted share, for the same period one year ago.

For the nine months ended September 30, 2008, the Company recorded a net loss of $71.5 million, or $(4.24) per diluted share, compared to net income of $6.0 million, or $0.35 per diluted share for the first nine months of 2007. Based on an analysis of its loan portfolio and current economic conditions, the Company recorded provisions for loan losses of $73.6 million for the nine months ended September 30, 2008 compared to $29.2 million for the comparable period in 2007. The Company also recorded a $42.1 million non-cash goodwill impairment charge during the first quarter of 2008.

“The unprecedented turbulence in national and global financial credit markets compounded by continued erosion in several regional housing sectors throughout the country have created a level of turmoil in the banking industry unmatched in the last 75 years,” said Gilbert G. Lundstrom, chairman and chief executive officer. “Subject to further erosion in the economy, we are beginning to realize the benefits of the aggressive steps we have taken in previous quarters to better position ourselves for the future. In looking ahead, our efforts will remain focused on our core fundamental operations and reinforcing our capital position.”

In managing through the current economic cycle, the Company has implemented several key initiatives designed to address asset quality, restore long-term profitability and increase capital. During the third quarter of 2008, the Bank closed all nine of its loan production offices throughout the country, further reduced nonresidential and nonconsumer-related loan balances by $96.0 million, or 4.3 percent, and continued to make progress in realigning its loan portfolio with lower risk-weighted assets. The Bank continues to monitor the portfolio and establishes reserves on impaired loans while also actively working directly with individual borrowers in addressing delinquency issues.

On the capital front at September 30, 2008, the Bank continued to be categorized as a “well capitalized” financial institution; the highest rating recognized by the federal government. Subsequent to the end of the latest fiscal quarter, the Company also infused an additional $10.0 million capital contribution to the Bank. Consistent with regulatory limitations and as a means to further supplement its capital position during this period of current market volatility, the Company has suspended the payment of its quarterly cash dividend to shareholders. Collectively, these steps will contribute to the Company’s on-going efforts to preserve and strengthen capital.

Synopsis of Third Quarter 2008 Performance

Net Interest Income
Net interest income totaled $21.9 million for the three months ended September 30, 2008, a decrease of 25.4 percent, compared to $29.3 million for the same period in 2007. Year-to-date, net interest income declined 25.6 percent to $67.8 million compared to $91.2 million for the nine months ended September 30, 2007. Declines in net interest income for the three and nine month periods ended September 30, 2008 compared to similar periods in 2007 primarily resulted from decreases in interest income on loans receivable due to the actions of the Federal Reserve in lowering interest rates and an increased level of nonperforming loans.

Average interest rate spread and net interest margin for the three months ended September 30, 2008 were 2.64 percent and 2.92 percent, respectfully, compared to 3.14 percent and 3.58 percent, respectfully, for the same periods one year ago. The decline in quarter-over-quarter average interest rate spread and net interest margin was primarily attributable to the lower interest rate environment and elevated levels of nonperforming loans. Despite continued downward pressure on interest rates throughout the third quarter of 2008, the Bank’s average interest rate spread and net interest margin for the three months ended September 30, 2008 have remained relatively stable when compared to the 2.66 percent and 2.97 percent respective interest measurement levels recorded during the prior three month period ended June 30, 2008.

Noninterest Income
Noninterest income for the three months ended September 30, 2008 increased 18.5 percent to $8.9 million compared to $7.5 million for the same period in 2007. The period-over-period increase in noninterest income primarily resulted from a $1.7 million recovery of a TransLand Financial Services, Inc. (“TransLand”) receivable previously written off. This was partially offset by a $355,000 impairment charge on equity securities which was primarily related to Freddie Mac preferred stock.

For the nine months ended September 30, 2008, total noninterest income amounted to $24.2 million, an increase of 10.6 percent, compared to $21.9 million for the comparable period one year ago. The increase in noninterest income was primarily attributable to a $1.7 million recovery of the TransLand receivable and a $1.6 million increase in deposit and debit card-related fees and service charges. This increase was partially offset by a $949,000 other-than-temporary impairment charge on investment securities, the majority of which related to Freddie Mac preferred stock.

Noninterest Expense
For the three months ended September 30, 2008, noninterest expense declined 22.2 percent to $21.5 million compared to $27.7 million for the same period in 2007. The decrease in noninterest expense between the two periods primarily resulted from the recognition of a one time $4.8 million TransLand receivable write-off in the third quarter of 2007. The decrease was further supported by the reduction of $1.8 million in stock-based compensation expense which was partially offset by a $586,000 increase in FDIC insurance premium expense.

Noninterest expense for the nine months ended September 30, 2008 totaled $108.2 million, an increase of 50.3 percent, compared to $72.0 for the first nine months of 2007. The increase in noninterest expense for the 2008 year-to-date period was primarily associated with a $42.1 million non-cash, goodwill impairment charge recorded during the first quarter of 2008. The goodwill charge, which was required under current accounting rules, had no impact on the Company’s liquidity, cash flow or regulatory capital position.

Asset Quality
Total nonperforming loans at September 30, 2008 were $141.0 million, or 5.08 percent of net loans, compared to $132.9 million, or 4.74 percent of net loans, at June 30, 2008 and $128.5 million, or 4.32 percent of net loans, at December 31, 2007. The increase in nonperforming loans since June 30, 2008 was primarily attributable to a $7.7 million increase in nonperforming residential construction loans. The Company’s $141.0 million of nonperforming loans at September 30, 2008 primarily consisted of $64.5 million of land and land development loans, $41.8 million of residential construction loans and $18.5 million of commercial construction loans.

Nonperforming land and land development loans increased $1.0 million to $64.5 million at September 30, 2008 compared to $63.4 million at June 30, 2008. At September 30, 2008, nonperforming land and land development loans consisted of 16 residential properties in Las Vegas totaling $50.5 million, seven residential properties in Nebraska totaling $4.3 million, six residential properties in Arizona totaling $3.9 million, one residential property in Florida totaling $3.8 million, and eight residential properties located in other states totaling $2.0 million. With a very few limited exceptions, the Bank has not committed to any additional land and land development loans since late 2006.

At September 30, 2008, nonperforming residential construction loans totaled $41.8 million, an increase of $7.7 million, compared to $34.1 million at June 30, 2008. Levels of nonperforming residential construction loans were concentrated in 60 properties located in the states of Nevada at $10.5 million, South Carolina at $9.2 million, Florida at $7.4 million, Arizona at $6.7 million, North Carolina at $4.4 million, Nebraska at $2.0 million and Minnesota at $1.6 million.

Nonperforming commercial construction loans at September 30, 2008 totaled $18.5 million, a decrease of $1.8 million from a June 30, 2008 level of $20.3 million. These nonperforming commercial construction loans represent two upscale condominium developments located in suburban Las Vegas. The Company continues in its efforts to negotiate contracts to complete the larger of the two projects with a local builder under the supervision of a court-appointed trustee.

Delinquent loans, or those loans considered 30 – 89 days past due, were $50.1 million at September 30, 2008 compared to $48.1 million at June 30, 2008 and $52.5 million at December 31, 2007. Following an increase between the second and third quarter of 2007, quarterly delinquent loans levels to present have remained relatively stable since September 30, 2007.

The allowance for loan losses at September 30, 2008 was $63.0 million compared to $66.5 million at December 31, 2007. The allowance for loan losses as a percentage of net loans was 2.27 percent at September 30, 2008 compared to 2.24 percent at December 31, 2007. Provisions for loan losses recorded during the three months ended September 30, 2008 were $6.0 million compared to $27.7 million for the three months ended June 30, 2008 and $17.5 million for the three months ended September 30, 2007. The decline in third quarter 2008 provision for loan losses when compared to the linked and quarter-over-quarter periods primarily resulted from the Company’s efforts in prior successive quarters to identify impaired loans and establish reserves. The decline in provisions for loans losses was further supported by lower levels of loan defaults during the three months ended September 30, 2008.

Loan charge-offs, net of recoveries, totaled $8.0 million for the three months ended September 30, 2008 compared to $1.9 million for the same period one year ago. Net charged-off loans for the three months ended September 30, 2008 primarily consisted of $5.1 million of land and land development loans and $1.9 million of commercial construction loans.

Of the Company’s $2.8 billion of net loans at September 30, 2008, $1.5 billion, or 53.7 percent, was secured by property located in the Bank’s in-market area of Nebraska, Iowa and Kansas. Net loans in states where the Company previously operated loan production offices (Arizona, Colorado, Florida, Minnesota, Nevada and North Carolina) totaled $741.4 million, or 26.7 percent of net loans at September 30, 2008. Remaining states encompassed 19.6 percent of the Company’s net loans, or $545.1 million. Total loan exposure in former loan production office states, a number of which have felt the brunt of the recent housing contraction, has declined $278.9 million, or 25.5 percent, since December 31, 2007.

At September 30, 2008, nonperforming loans in former loan production office states totaled $112.3 million, or 79.6 percent of the Company’s total nonperforming loans. Nevada nonperforming loans declined $6.5 million from June 30, 2008 levels to $79.5 million yet represented 56.4 percent of the Company’s total nonperforming loans at September 30, 2008. Nonperforming loans located within the Company’s tri-state bank market area were $17.1 million, or 12.1 percent, of total nonperforming loans. Nonperforming loans at September 30, 2008 in all remaining states were $11.6 million, or 8.3 percent of the total.

The Bank maintains a corporate policy of not participating in subprime residential real estate lending or negative amortizing mortgage products for loans placed into portfolio. The OTS defines subprime loans as loans to borrowers displaying one or more credit risk characteristics including lending to a borrower with a credit bureau risk score (“FICO”) of 660 or below. Furthermore, the Bank has not participated in collateralized loan obligations, collateralized debt obligations, structured investment vehicles or asset-backed commercial paper.

Consolidated Statements of Financial Condition
Total assets at September 30, 2008 were $3.2 billion, a decrease of 9.1 percent, compared to $3.5 billion at December 31, 2007. The year-to-date decline in total assets through September 30, 2008 was primarily attributable to a $198.4 million decrease in net loans, a $117.7 million reduction in cash and cash equivalents and the write-off of $42.1 million of goodwill. These declines were partially offset by a $32.6 million increase in available for sale investment securities. Included within the increase in the Bank’s available for sale investment securities is an offsetting $345,000 impairment charge related to the write-down of Freddie Mac preferred stock. Other than a residual value of $21,000 of Freddie Mac preferred stock at September 30, 2008, the Bank has no additional exposure to Fannie Mae or Freddie Mac equity securities.

At September 30, 2008, total liabilities declined 7.8 percent to $2.9 billion compared to $3.2 billion at December 31, 2007. Due to the current economic environment, the decrease in total liabilities through the first nine months of 2008 was primarily driven by a less aggressive depository pricing strategy which resulted in a $223.7 million reduction in total deposits.

Stockholders’ equity totaled $273.7 million at September 30, 2008, a decrease of 20.8 percent when compared to $345.6 million at December 31, 2007. On a linked quarter basis, stockholders’ equity at September 30, 2008 increased $2.0 million, or 0.7 percent. The net decline in year-to-date stockholders’ equity through September 30, 2008 was the result of recording a net of tax loan loss provision of $45.3 million and a $42.1 million non-cash goodwill impairment charge.

Other Developments
Following the mid-September retirement of Ann Lindley Spence, who served as a director of the Company since its inception in 2002 and as a director of the Bank since 1989, the Company’s Board of Directors appointed Samuel P. Baird to serve the remainder of her term which expires at the 2010 annual meeting of shareholders. Baird, who was Director of the Nebraska Department of Banking and Finance from 1999 to 2004, has over 35 years of experience in banking, real estate, insurance and law.

Corporate Profile
TierOne Corporation is the parent company of TierOne Bank, a $3.2 billion federally chartered savings bank and the largest publicly-traded financial institution headquartered in Nebraska. Founded in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, unanticipated deterioration in the Company’s loan portfolio; changes in interest rates or other competitive factors which could affect net interest margins, net interest income and noninterest income; changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality and general economic conditions, including any unanticipated issues that could impact management’s judgment as to the adequacy of loan loss reserves; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; unanticipated issues associated with increases in the levels of losses, customer bankruptcies, claims and assessments; actions by regulators; unanticipated issues that may arise relative to loan loss provisions and charge-offs in connection with the Company’s loan portfolio, as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

TierOne Corporation and Subsidiaries
Consolidated Statements of Financial Condition
September 30, 2008 (Unaudited) and December 31, 2007

(Dollars in thousands, except per share data)	September 30, 2008	December 31, 2007
ASSETS
Cash and due from banks	$74,726	$79,561
Federal funds sold	49,000	161,900

Total cash and cash equivalents	123,726	241,461

Investment securities:
Held to maturity, at cost which approximates fair value	54	70
Available for sale, at fair value	163,111	130,481
Mortgage-backed securities, available for sale, at fair value	3,615	6,689
Loans receivable:
Net loans (includes loans held for sale of $11,532 and $9,348
at September 30, 2008 and December 31, 2007, respectively)	2,777,706	2,976,129
Allowance for loan losses	(62,964)	(66,540)

Net loans after allowance for loan losses	2,714,742	2,909,589

FHLBank Topeka stock, at cost	46,739	65,837
Premises and equipment, net	36,312	38,028
Accrued interest receivable	18,423	21,248
Goodwill	--	42,101
Other intangible assets, net	5,044	6,744
Mortgage servicing rights (lower of cost or market), net	16,148	14,530
Other assets	88,833	60,988

Total assets	$3,216,747	$3,537,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$2,206,819	$2,430,544
FHLBank Topeka advances and other borrowings	677,382	689,288
Advance payments from borrowers for taxes, insurance and
other escrow funds	24,843	30,205
Accrued interest payable	4,442	6,269
Accrued expenses and other liabilities	29,524	35,870

Total liabilities	2,943,010	3,192,176

Stockholders’ equity:
Preferred stock, $0.01 par value. 10,000,000 shares
authorized; none issued	--	--
Common stock, $0.01 par value. 60,000,000 shares authorized;
18,036,134 and 18,058,946 shares issued at September 30, 2008
and December 31, 2007, respectively	226	226
Additional paid-in capital	367,235	366,042
Retained earnings, substantially restricted	21,117	94,630
Treasury stock, at cost; 4,538,941 and 4,516,129 shares at
September 30, 2008 and December 31, 2007, respectively	(105,201)	(105,008)
Unallocated common stock held by Employee Stock
Ownership Plan	(9,030)	(10,159)
Accumulated other comprehensive loss, net	(610)	(141)

Total stockholders’ equity	273,737	345,590

Total liabilities and stockholders’ equity	$3,216,747	$3,537,766

TierOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2008	2007	2008	2007
Interest income:
Loans receivable	$41,659	$55,969	$132,979	$168,505
Investment securities	1,636	2,993	5,515	8,277
Other interest-earning assets	461	943	2,418	1,329

Total interest income	43,756	59,905	140,912	178,111

Interest expense:
Deposits	14,450	21,828	50,865	59,087
FHLBank Topeka advances and other borrowings	7,434	8,761	22,243	27,829

Total interest expense	21,884	30,589	73,108	86,916

Net interest income	21,872	29,316	67,804	91,195
Provision for loan losses	5,973	17,483	73,607	29,184

Net interest income (loss) after provision for loan losses	15,899	11,833	(5,803)	62,011

Noninterest income:
Fees and service charges	6,516	6,050	18,362	17,249
Debit card fees	1,050	871	3,039	2,492
Loss from real estate operations, net	(227)	(191)	(459)	(470)
Loss on impairment of securities	(355)	--	(949)	--
Net gain (loss) on sales of:
Loans held for sale	223	374	1,606	1,936
Real estate owned	(66)	147	(88)	(185)
Other operating income	1,778	273	2,664	830

Total noninterest income	8,919	7,524	24,175	21,852

Noninterest expense:
Salaries and employee benefits	11,382	13,010	36,014	39,306
Goodwill impairment	--	--	42,101	--
Occupancy, net	2,594	2,409	7,474	7,213
Data processing	497	610	1,764	1,807
Advertising	977	1,525	3,015	3,790
Other operating expense	6,073	10,108	17,810	19,858

Total noninterest expense	21,523	27,662	108,178	71,974

Income (loss) before income taxes	3,295	(8,305)	(89,806)	11,889
Income tax expense (benefit)	1,156	(2,425)	(18,317)	5,932

Net income (loss)	$2,139	$(5,880)	$(71,489)	$5,957

Net income (loss) per common share, basic	$0.13	$(0.35)	$(4.24)	$0.36

Net income (loss) per common share, diluted	$0.13	$(0.35)	$(4.24)	$0.35

Dividends declared per common share	$--	$0.08	$0.12	$0.23

Average common shares outstanding, basic (000’s)	16,855	16,758	16,875	16,679

Average common shares outstanding, diluted (000’s)	16,855	16,758	16,875	17,178

TierOne Corporation and Subsidiaries
Average Balances, Net Interest Income, Yields Earned and Cost of Funds

	Three Months Ended September 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Federal funds sold	$91,515	$461	2.01%	$72,901	$943	5.13%
Investment securities (1)	189,593	1,594	3.36	208,198	2,903	5.58
Mortgage-backed securities	3,949	42	4.25	8,372	90	4.30
Loans receivable (2)	2,713,559	41,659	6.14	2,987,998	55,969	7.49

Total interest-earning assets	2,998,616	43,756	5.84%	3,277,469	59,905	7.31%
Noninterest-earning assets	226,009			227,876

Total assets	$3,224,625			$3,505,345

Interest-bearing liabilities:
Interest-bearing checking accounts	$319,046	$613	0.77%	$313,910	$883	1.13%
Savings accounts	208,156	1,055	2.03	99,434	779	3.13
Money market accounts	285,156	939	1.32	371,780	2,852	3.07
Time deposits	1,246,258	11,843	3.80	1,361,650	17,314	5.09

Total interest-bearing deposits	2,058,616	14,450	2.81	2,146,774	21,828	4.07
FHLBank Topeka advances and
other borrowings	673,862	7,434	4.41	785,350	8,761	4.46

Total interest-bearing liabilities	2,732,478	21,884	3.20%	2,932,124	30,589	4.17%
Noninterest-bearing accounts	155,096			137,703
Other liabilities	62,925			63,713

Total liabilities	2,950,499			3,133,540
Stockholders’ equity	274,126			371,805

Total liabilities and stockholders’ equity	$3,224,625			$3,505,345

Net interest-earning assets	$266,138			$345,345
Net interest income; average interest rate spread		$21,872	2.64%		$29,316	3.14%
Net interest margin (3)			2.92%			3.58%
Average interest-earning assets to average interest-bearing liabilities			109.74%			111.78%

(1) Includes securities available for sale and held to maturity. Investment securities also includes FHLBank Topeka stock.
(2) Includes nonperforming loans during the respective periods. Calculated net of unamortized premiums, discounts and deferred fees, loans in process and allowance for loan losses.
(3) Equals net interest income (annualized) divided by average interest-earning assets.

TierOne Corporation and Subsidiaries
Average Balances, Net Interest Income, Yields Earned and Cost of Funds

	Nine Months Ended September 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Federal funds sold	$121,230	$2,418	2.66%	$34,355	$1,329	5.18%
Investment securities (1)	198,495	5,352	3.60	194,971	7,966	5.45
Mortgage-backed securities	5,044	163	4.31	9,986	311	4.15
Loans receivable (2)	2,781,136	132,979	6.38	2,993,346	168,505	7.51

Total interest-earning assets	3,105,905	140,912	6.05%	3,232,658	178,111	7.35%
Noninterest-earning assets	229,471			217,777

Total assets	$3,335,376			$3,450,435

Interest-bearing liabilities:
Interest-bearing checking accounts	$327,983	$2,045	0.83%	$331,141	$2,807	1.13%
Savings accounts	207,658	3,443	2.21	63,492	885	1.86
Money market accounts	328,585	4,083	1.66	394,914	9,032	3.05
Time deposits	1,280,847	41,294	4.30	1,246,388	46,363	4.96

Total interest-bearing deposits	2,145,073	50,865	3.16	2,035,935	59,087	3.87
FHLBank Topeka advances and
other borrowings	669,597	22,243	4.43	849,218	27,829	4.37

Total interest-bearing liabilities	2,814,670	73,108	3.46%	2,885,153	86,916	4.02%
Noninterest-bearing accounts	148,149			134,155
Other liabilities	70,280			64,922

Total liabilities	3,033,099			3,084,230
Stockholders’ equity	302,277			366,205

Total liabilities and stockholders’ equity	$3,335,376			$3,450,435

Net interest-earning assets	$291,235			$347,505
Net interest income; average interest rate spread		$67,804	2.59%		$91,195	3.33%
Net interest margin (3)			2.91%			3.76%
Average interest-earning assets to average interest-bearing liabilities			110.35%			112.04%

(1) Includes securities available for sale and held to maturity. Investment securities also includes FHLBank Topeka stock.
(2) Includes nonperforming loans during the respective periods. Calculated net of unamortized premiums, discounts and deferred fees, loans in process and allowance for loan losses.
(3) Equals net interest income (annualized) divided by average interest-earning assets.

TierOne Corporation and Subsidiaries
Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

	September 30, 2008		December 31, 2007
(Dollars in thousands)	Amount	%	Amount	%
Real estate loans:
One-to-four family residential (1)	$364,989	12.30%	$314,623	9.41%
Second mortgage residential	80,182	2.70	95,477	2.86
Multi-family residential	181,613	6.12	106,678	3.19
Commercial real estate	335,668	11.31	370,910	11.10
Land and land development	419,070	14.12	473,346	14.16
Residential construction	269,097	9.06	513,560	15.36
Commercial construction	424,898	14.31	540,797	16.18
Agriculture	100,533	3.39	91,068	2.72

Total real estate loans	2,176,050	73.31	2,506,459	74.98

Business	234,151	7.89	252,712	7.56

Agriculture - operating	106,980	3.60	100,365	3.00

Warehouse mortgage lines of credit	72,583	2.45	86,081	2.58

Consumer loans:
Home equity	58,649	1.98	72,517	2.17
Home equity lines of credit	123,734	4.17	120,465	3.60
Home improvement	39,057	1.31	46,045	1.38
Automobile	88,106	2.97	87,079	2.60
Other	69,022	2.32	71,141	2.13

Total consumer loans	378,568	12.75	397,247	11.88

Total loans	2,968,332	100.00%	3,342,864	100.00%

Unamortized premiums, discounts
and deferred loan fees	9,526		9,451
Loans in process (2)	(200,152)		(376,186)

Net loans	2,777,706		2,976,129
Allowance for loan losses	(62,964)		(66,540)

Net loans after allowance for loan losses	2,714,742		2,909,589

(1) Includes loans held for sale	$11,532		$9,348

(2) Loans in process represents the undisbursed portion of construction and land development loans.

TierOne Corporation and Subsidiaries
Allowance for Loan Loss Activity

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,
(Dollars in thousands)	2008	2007	2008	2007
Allowance for loan losses at beginning of period	$64,838	$43,213	$66,540	$33,129
Charge-offs	(9,105)	(2,373)	(80,014)	(4,466)
Recoveries on loans previously charged-off	1,111	470	2,196	946
Change in reserve for unfunded loan commitments	147	--	635	--
Provision for loan losses	5,973	17,483	73,607	29,184

Allowance for loan losses at end of period	$62,964	$58,793	$62,964	$58,793

Allowance for loan losses as a percentage of net loans	2.27%	1.95%	2.27%	1.95%
Allowance for loan losses as a percentage of nonperforming loans	44.64%	75.04%	44.64%	75.04%
Ratio of net charge-offs as a percentage of average loans outstanding	1.18%	0.25%	3.73%	0.16%

TierOne Corporation and Subsidiaries
Selected Financial and Other Data

(Dollars in thousands)	September 30, 2008	December 31, 2007
Selected Financial and Other Data:
Total assets	$3,216,747	$3,537,766
Cash and cash equivalents	123,726	241,461
Investment securities:
Held to maturity, at cost which approximates fair value	54	70
Available for sale, at fair value	163,111	130,481
Mortgage-backed securities, available for sale, at fair value	3,615	6,689
Loans receivable:
Loans held for sale	11,532	9,348
Total loans receivable	2,956,800	3,333,516
Unamortized premiums, discounts and deferred loan fees	9,526	9,451
Loans in process	(200,152)	(376,186)

Net loans	2,777,706	2,976,129
Allowance for loan losses	(62,964)	(66,540)

Net loans after allowance for loan losses	2,714,742	2,909,589

Deposits	2,206,819	2,430,544
FHLBank Topeka advances and other borrowings	677,382	689,288
Stockholders’ equity	273,737	345,590
Nonperforming loans	141,046	128,490
Nonperforming assets	159,877	134,895
Allowance for loan losses	62,964	66,540
Nonperforming loans as a percentage of net loans	5.08%	4.32%
Nonperforming assets as a percentage of total assets	4.97%	3.81%
Allowance for loan losses as a percentage of
nonperforming loans	44.64%	51.79%
Allowance for loan losses as a percentage of net loans	2.27%	2.24%

	Three Months Ended September 30,		Nine Months Ended September 30,
Selected Operating Ratios:	2008	2007	2008	2007
Average yield on interest-earning assets	5.84%	7.31%	6.05%	7.35%
Average rate on interest-bearing liabilities	3.20%	4.17%	3.46%	4.02%
Average interest rate spread	2.64%	3.14%	2.59%	3.33%
Net interest margin	2.92%	3.58%	2.91%	3.76%
Average interest-earning assets to average
interest-bearing liabilities	109.74%	111.78%	110.35%	112.04%
Net interest income (loss) after provision for loan
losses to noninterest expense	73.87%	42.78%	-5.36%	86.16%
Total noninterest expense to average assets	2.67%	3.16%	4.32%	2.78%
Efficiency ratio (1)	68.68%	73.97%	116.35%	62.56%
Return on average assets	0.27%	-0.67%	-2.86%	0.23%
Return on average equity	3.12%	-6.33%	-31.53%	2.17%
Average equity to average assets	8.50%	10.61%	9.06%	10.61%
Return on tangible equity (2)	3.16%	-7.23%	-33.50%	2.49%

(1)	Efficiency ratio is calculated as total noninterest expense, less amortization expense of intangible assets, as a percentage of the sum of net interest income and noninterest income.
(2)	Return on tangible equity is calculated as annualized net income as a percentage of average stockholders’ equity adjusted for goodwill and other intangible assets.

CONTACT:	Edward J. Swotek, Senior Vice President Investor Relations Department (402)473-6250 investorrelations@tieronecorp.com

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